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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 20, 2003, except for the third to last paragraph within Note L, as to which the date is March 11, 2003, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS